UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2010

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 ___________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
<	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
<	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
<	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
<	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Vulcan Materials Company (the “Company”) was held on May 14, 2010, in Birmingham, Alabama.  There were 127,689,522 shares of common stock of the Company eligible to be voted at the Annual Meeting and 110,396,207 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.  The following matters were submitted to a vote of shareholders at the Annual Meeting.

(1)           Election of Directors:

Director	For	Withheld	Broker Non-Votes
Douglas J. McGregor	89,602,775	8,068,777	12,727,181
Vincent J. Trosino	90,319,565	7,351,987	12,727,181
Philip J. Carroll, Jr.	66,462,335	31,209,217	12,727,181
James V. Napier	76,555,286	21,116,266	12,727,181

(2)           Ratification of the appointment of Deloitte & Touche LLP as independent auditors for 2010.

For	Against	Abstentions
109,439,235	864,216	95,280

(3)           Shareholder majority vote proposal.

For	Against	Abstentions	Broker Non-Votes
38,326,171	59,008,678	336,704	12,727,178

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: May 17, 2010	By:	/s/ Robert A. Wason IV
Robert A. Wason IV